Exhibit 10.2

FIRST AMENDMENT AND LIMITED WAIVER TO
LOAN, GUARANTY AND SECURITY AGREEMENT

THIS FIRST AMENDMENT AND LIMITED WAIVER TO LOAN, GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of August 5, 2022 is by and among QUOTIENT TECHNOLOGY INC., a Delaware corporation (“Quotient”; and together with each entity joined thereto as a borrower, each, a “Borrower” and collectively, the “Borrowers”), CRISP MEDIA, INC., a Delaware corporation (“Crisp”), MLW SQUARED, INC., a Delaware corporation (“MLW”), SAVINGSTAR, INC., a Delaware corporation (“Savingstar”; together with Crisp, MLW and certain other entities joined thereto as a guarantor, each, a “Guarantor” and collectively, the “Guarantors), the financial institutions party to the Loan Agreement (as defined below) from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, “Agent”).
RECITALS
WHEREAS, the Borrowers, Guarantors, Agent and the Lenders are parties to that certain Loan, Guaranty and Security Agreement, dated as of November 17, 2021 (as amended, restated, amended and restated, modified, or supplemented from time to time, including pursuant to this Amendment, the “Loan Agreement”), pursuant to which the Agent and the Lenders provide Borrowers with certain financial accommodations;
WHEREAS, an Event of Default has occurred and is continuing as a result of the Borrowers’ failure to maintain a Fixed Charge Coverage Ratio of at least 1.00 to 1.00 for the Fiscal Quarter ending June 30, 2022, as required under Section 10.3.1 of the Loan Agreement, resulting in an Event of Default under Section 11.1(c) of the Loan Agreement (the “Subject Event of Default”); and
WHEREAS, the Obligors have requested that Agent and Lenders (a) provide a one-time limited waiver of the Subject Event of Default, and (b) amend the Loan Agreement as set forth herein, which Agent and Lenders are willing to do, but solely on the terms and subject to the conditions hereafter set forth.
AGREEMENT
NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS; RECITALS
Section 1.01Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.
Section 1.02Recitals. The Recitals above are incorporated herein as though set forth in full and each Obligor stipulates to the accuracy of each of the Recitals.
ARTICLE II
AMENDMENTS TO LOAN AGREEMENT
Section 2.01     New Definitions. The following definitions are hereby added to Section 1.1 of the Loan Agreement in proper alphabetical order to read as follows:

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Availability Block: means (a) during the Availability Block Trigger Period, $5,000,000, and (b) upon termination of the Availability Block Trigger Period and thereafter, $0.
Availability Block Trigger Period: means the period (a) commencing on the First Amendment Effective Date and (b) terminating on the last day of the month in which Borrowers have delivered a Compliance Certificate and corresponding financial statements in accordance herewith, reflecting a Fixed Charge Coverage Ratio, of greater than 1.00 to 1.00 for six (6) consecutive months, measured on the last day of each month on a trailing twelve month basis, so long as no Default or Event of Default exists immediately before and after giving effect to such termination.
First Amendment: that certain First Amendment and Limited Waiver to Loan, Guaranty and Security Agreement dated as of the First Amendment Effective Date, by and among the Borrowers, Guarantors, Lenders and Agent.
First Amendment Effective Date: August 5, 2022.
Fiscal Period: the fiscal periods of Borrowers ending on each of the below listed dates and commencing on July 1, 2022, on the last day of each Fiscal Quarter:

September 30, 2022
December 31, 2022
March 31, 2023
June 30, 2023

Section 2.02    Amendment to the Definition of “Availability Reserve” in Section 1.1 of the Loan Agreement. The definition of “Availability Reserve” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Availability Reserve: the sum (without duplication) of (a) the Rent and Charges Reserve; (b) the Bank Product Reserve; (c) liabilities secured by Liens upon Collateral that are or may be senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (d) the Dilution Reserve; (e) the Convertible Debt Availability Block; (f) the Availability Block; and (g) additional reserves, in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.
Section 2.03     Amendment to the Definition of “Termination Date” in Section 1.1 of the Loan Agreement. The definition of “Termination Date” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
Termination Date: the earliest to occur of:
(a) November 17, 2026;
(b) the date that is 91 days prior to the maturity of Convertible Debt unless:
(i) the Convertible Debt is repaid or converted to equity at least 91 days prior to the maturity thereof,
(ii) any outstanding Convertible Debt is refinanced with new financing that has a stated maturity date at least 91 days after November 17, 2026 or the maturity thereof is extended to a date that is at least 91 days after November 17, 2026; or

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(iii) at all times during the 91 days prior to the maturity of the Convertible Debt (and, solely with respect to clause (a)(iii)(x) below, upon giving pro forma effect to the repayment of the outstanding Convertible Debt):
(w) Borrowers have maintained the aggregate amount of the sum of (1) domestic unrestricted cash, (2) domestic Cash Equivalents and (3) Availability in an amount sufficient to repay all outstanding Convertible Debt in full; provided, that, (A) amounts calculated under clauses (a)(iii)(w)(1) and (a)(iii)(w)(2) herein shall be free and clear of all Liens other than the first priority perfected Lien in favor of Agent and shall be restricted and maintained in a Deposit Account or Securities Account at Bank of America, N.A. or its Affiliates and (B) the aggregate amount of Availability under clause (a)(iii)(w)(3) herein shall not exceed $50,000,000 (such amount of Availability calculated under clause (a)(iii)(w)(3) herein shall be referred to as, the “Convertible Debt Availability Block”);
(x) Availability is at least the greater of (i) $15,000,000 and (ii) 20% of the Borrowing Base (without deducting the Convertible Debt Availability Block); provided, that for the purposes of this clause (x), Availability shall be calculated as though Borrowers repaid all outstanding Convertible Debt in full on the date of measurement immediately prior to the calculation of Availability;
(y) no Event of Default shall have occurred or would result from the repayment of all Convertible Debt; and
(z) Borrowers provide a certificate on the last Business Day of each week, certifying (i) compliance with clause (a)(iii) hereunder and (ii) the amount of domestic cash, Cash Equivalents and Liquidity, in each case, for each day of the week then-ending together with supporting evidence satisfactory to Agent;
(c) November 1, 2022, if the outstanding Convertible Debt is not refinanced in full on or before such date with new financing that has a stated maturity date at least 91 days after November 17, 2026; and
(d) any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.
Section 2.04    Amendment to Section 6.2 of the Loan Agreement. Section 6.2 of the Loan Agreement is hereby amended by adding the following at the end of such section:
Notwithstanding the above, commencing on the First Amendment Effective Date and continuing until September 1, 2022, no Lender shall have any obligation to make any credit extension hereunder and the Issuing Bank shall have no obligation to issue, amend, renew or extend any Letter of Credit.
Section 2.05    Amendment to Section 10.3.1 of the Loan Agreement. Section 10.3.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

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10.3.1 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio for each 4 Fiscal Quarter period ending on the last day of any Fiscal Period:
    (a) measured on a period-to-date basis for the period commencing on July 1, 2022 and ending on the date of measurement below, to be greater than the applicable ratio on the corresponding charts, as set forth below:

Fiscal Period Ending	Period	Fixed Charge Coverage Ratio
September 30, 2022	One Fiscal Period ending on September 30, 2022	0.50 : 1.00
December 31, 2022	Two consecutive Fiscal Periods ending on December 31, 2022	1.00 : 1.00
March 31, 2023	Three consecutive Fiscal Periods ending on March 31, 2023	1.00 : 1.00
June 30, 2023	Four consecutive Fiscal Periods ending on June 30, 2023	1.00 : 1.00
    (b) commencing on the month ending July 31, 2023 and the last day of each Fiscal Quarter thereafter, measured at the end of each Fiscal Quarter on the basis of a trailing twelve (12) Fiscal Period, to be greater than 1.00 to 1.00.
Section 2.06    Amendment to Schedule 1.1 of the Loan Agreement. Schedule 1.1 of the Loan Agreement is hereby amended and restated in its entirety with the Schedule 1.1 attached hereto as Exhibit A. For the avoidance of doubt, upon the First Amendment Effective Date, the commitment of U.S. Bank, National Association in effect immediately prior to the First Amendment Effective Date shall be terminated in full.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.01 Representations and Warranties. To induce Agent and the Lenders to execute this Amendment, each Obligor hereby represents and warrants to Agent and the Lenders as follows:
(a)the execution, delivery and performance of this Amendment by the Obligors has been duly authorized, and this Amendment constitutes the legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity;
(b)the execution, delivery and performance of this Amendment by each Obligor does not require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect);
(c)after giving effect to this Amendment, each of the representations and warranties of each Obligor in the Loan Agreement and the other Loan Documents, are true and correct in all respects (or, in the case of any representation and warranty qualified by materiality, Material Adverse Effect or any similar concept, are true and correct in all respects) with the same effect as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all respects (or, in the case of any representation and warranty qualified by materiality, Material Adverse Effect or any similar concept, are true and correct in all respects) as of such earlier date); and
(d)after giving effect to this Amendment, no Event of Default or Default exists.

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ARTICLE IV
LIMITED WAIVER OF SUBJECT EVENT OF DEFAULT
Subject to the satisfaction of the conditions to effectiveness set forth in Article V below, the Agent and Lenders hereby waive the Subject Event of Default. The foregoing waiver is a one-time waiver and applies only to the specified circumstance and does not modify or otherwise affect the Borrowers’ obligations to comply with such provision of the Loan Agreement or any other provision of the Loan Documents in any other instance. The foregoing limited waiver shall not be deemed or otherwise construed to constitute a waiver of any other provision or to prejudice any right, power or remedy which the Agent may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document, all of which rights, powers and remedies are hereby expressly reserved by the Lender. By virtue of the waiver in the immediately preceding sentence, the Obligors hereby affirm and agree that no other Event of Default has occurred as a result of the Subject Event of Default. The agreements and consents set forth in this Article IV are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Documents are intended to be affected hereby. For the avoidance of doubt, the effectiveness of Article IV of this Amendment is subject to Article V of this Amendment.
ARTICLE V
CONDITIONS TO EFFECTIVENESS

Section 5.01 Conditions Precedent to Effectiveness of Amendment. The obligation of the Agent and Lenders to enter into this Amendment is subject to the following conditions precedents:
(a)This Amendment shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Obligor shall be in compliance with all terms thereof.
(b)Agent shall have received, all in form and substance satisfactory to Agent in its discretion, such other agreements, instruments, documents, certificates and opinions as Agent may reasonably request.
ARTICLE VI
ADDITIONAL COVENANTS AND MISCELLANEOUS
Section 6.01 Acknowledgment by Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by each Obligor with all of the provisions of this Amendment: (a) are within the powers and purposes of each Obligor; (b) have been duly authorized or approved by the board of directors or managers of each Obligor; and (c) when executed and delivered by or on behalf of each Obligor, will constitute valid and binding obligations of each Obligor, enforceable in accordance with their terms. Each Obligor reaffirms its obligation to pay all amounts due to Agent and Lenders under the Loan Documents in accordance with the terms thereof, as modified hereby.
Section 6.02 Release.
(a)In consideration of the agreements of Agent and the Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor, on behalf of itself and its successors, assigns, and other legal representatives (collectively, the “Releasors” and each, a “Releasee”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and their successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (collectively, Agent, each Lender, and all such other Persons, the “Releasees”, and each, a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, and rights of set off whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or that reasonably should be known, suspected or that reasonably should be suspected, both at law and in equity (and all

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defenses that may arise out of the foregoing), which such Obligor or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which has arisen at any time on or prior to the date of this Amendment for or on account of, or relating to the Loan Agreement or any of the other Loan Documents or transactions thereunder.
(b)Each Obligor understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense in respect of the matter covered thereby and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.
(c)Each Obligor agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
(d)Each Obligor, on behalf of itself and each Releasor, hereby absolutely, unconditionally, and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Releasee on the basis of any Claim released, remised, and discharged by such Obligor pursuant to this Section 5.02. Each Borrower, for itself and each other Releasor, agrees and acknowledges that all applicable attorneys’ fees and costs incurred by any Releasee as a result of any violation of the foregoing covenant shall constitute Extraordinary Expenses under the Loan Agreement.
Section 6.03 Effect of Amendment. The parties hereto agree and acknowledge that: (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or any of the other Loan Documents other than as expressly set forth herein and further agree and acknowledge that the Loan Agreement (as modified hereby) and each of the other Loan Documents remain and continue in full force and effect and are hereby ratified and confirmed; (ii) nothing contained in this Amendment in any manner or respect requires Agent or any Lender to refund, disgorge or otherwise return any cash payments of principal, interest, fees or other amounts made by any Obligor prior to the date hereof and (iii) other than as expressly set forth herein, the obligations under the Loan Agreement and the guarantees, pledges and grants of security interests created under or pursuant to the Loan Agreement and the other Loan Documents continue in full force and effect in accordance with their respective terms and the Collateral secures and shall continue to secure the Obligors’ obligations under the Loan Agreement as amended by this Amendment and any other obligations and liabilities provided for under the Loan Documents. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a consent or waiver of any rights, power or remedy of the Lenders or Agent under the Loan Agreement or any other Loan Document, nor constitute a consent or waiver of any provision of the Loan Agreement or any other Loan Document. No delay on the part of any Lender or Agent in exercising any of their respective rights, remedies, powers and privileges under the Loan Agreement or any of the Loan Documents or partial or single exercise thereof, shall constitute a consent to or waiver thereof. None of the terms and conditions of this Amendment may be changed, consented to, waived, modified or varied in any manner, whatsoever, except in accordance with Section 14.1 of the Loan Agreement. Upon the effectiveness hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.
Section 6.04 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Amendment by telecopy or electronic mail (including electronically in “.pdf” format) shall be as effective as delivery of a manually executed counterpart to this Amendment.
Section 6.05 Severability. The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or

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enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.
Section 6.06 Captions. Section captions used in this Amendment are for convenience only, and shall not affect the construction of this Amendment.
Section 6.07 Entire Agreement. This Amendment embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.
Section 6.08 References. Any reference to the Loan Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require. Reference in any of this Amendment, the Loan Agreement or any other Loan Document to the Loan Agreement shall be a reference to the Loan Agreement as amended hereby and as may be further amended, modified, restated, supplemented or extended from time to time.
Section 6.09 Governing Law. THIS AMENDMENT AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF LAWS OF ANOTHER JURISDICTION. SECTIONS 14.14, 14.15 AND 14.16 ARE HEREBY INCORPORATED BY REFERENCE, MUTANDIS MUTATIS.
Section 6.10 Electronic Signatures. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date set forth above.

BORROWERS:	QUOTIENT TECHNOLOGY INC., a Delaware corporation By: /s/ Yuneeb Khan Name: Yuneeb Khan Title: Chief Financial Officer By: /s/ Matt Krepsik Name: Matt Krepsik Title: Chief Executive Officer
GUARANTORS:	CRISP MEDIA, INC., a Delaware corporation By: /s/Connie Chen Name: Connie Chen Title: Director and Secretary
MLW SQUARED, INC., a Delaware corporation By: /s/Connie Chen Name: Connie Chen Title: Director and Secretary
SAVINGSTAR, INC., a Delaware corporation By: /s/Connie Chen Name: Connie Chen Title: Director and Secretary

FIRST AMENDMENT AND LIMITED WAIVER TO LOAN, GUARANTY AND SECURITY AGREEMENT
(QUOTIENT)
SIGNATURE PAGE

AGENT AND LENDERS:	BANK OF AMERICA, N.A., as Agent and a Lender By: /s/ Carlos Gil Name: Carlos Gil Title: Senior Vice President
FIRST AMENDMENT AND LIMITED WAIVER TO LOAN, GUARANTY AND SECURITY AGREEMENT
(QUOTIENT)
SIGNATURE PAGE

Exhibit A

SCHEDULE 1.1
to
Loan, Guaranty and Security Agreement

COMMITMENTS OF LENDERS

Lender	Commitment
Bank of America, N.A.	$50,000,000
Total	$50,000,000

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